UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2023

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TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38600	47-5580846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6100 Merriweather Drive, Columbia, Maryland, 21044
(Address of principal executive offices, including zip code)

(410) 872-0555
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 14, 2023, the board of directors (the “Board”) of Tenable Holdings, Inc. (the “Company”) adopted the Second Amended and Restated Bylaws of the Company (the “Second Amended and Restated Bylaws”), which became effective immediately and amended and restated the Company’s prior Amended and Restated Bylaws (the “Prior Bylaws”). The Second Amended and Restated Bylaws reflect the following principal changes from the Prior Bylaws:
•Advance Notice; Universal Proxy Rules. The amendments update the advance notice provisions that apply when a stockholder intends to propose a director nomination or other business at a stockholder meeting, including to address Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14a-19”), by requiring:
◦any stockholder submitting a nomination notice to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 and to provide reasonable evidence that certain requirements of such rule have been satisfied;
◦the nomination of each proposed director nominee other than the Company’s nominees be disregarded (notwithstanding that the nominee is included as a nominee in the Company’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company (which proxies and votes shall be disregarded)) if, after a stockholder provides notice pursuant to Rule 14a-19, such stockholder subsequently fails to comply with the requirements of Rule 14a-19, fails to timely provide reasonable evidence to the Company that certain requirements of such rule have been satisfied or fails (directly or through a qualified representative) to appear at the stockholder meeting to present the nomination;
◦that (i) the number of nominees a stockholder may nominate for election at a stockholder meeting may not exceed the number of directors to be elected at such meeting and (ii) a stockholder may not designate substitute nominees unless the stockholder complies with the advance notice provisions with respect to such substitute nominee;
◦certain representations with respect to a stockholder’s proposed nominee regarding: the absence of certain voting commitments; disclosure of agreements, arrangements or understandings relating to compensation, indemnification or reimbursement for director service; compliance with the Company’s corporate governance and other policies; and intent to serve his or her entire term;
◦certain additional background information and disclosures regarding proposing stockholders, their proposed nominees and proposed business, and other persons related to a stockholder’s solicitation of proxies, including by requiring such a proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director or that the Board determines could be material to a reasonable stockholder’s understanding of the background, qualifications, experience, independence of such proposed nominee; and
◦that whenever a document or information must be delivered to the Company under the advance notice provisions such document or information must be in writing exclusively (and not in an electronic transmission) and must be delivered exclusively by hand or by certified or registered mail, return receipt requested.
•Other Updates. The amendments (i) require that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board, (ii) update the indemnification provisions of the Prior Bylaws to make certain technical, modernizing and clarifying changes and (iii) make certain other technical, modernizing and clarifying changes to the Prior Bylaws, including in response to changes in the Delaware General Corporation Law.
The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of Tenable Holdings, Inc.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	The cover page from Tenable's 8-K filed on November 15, 2023, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENABLE HOLDINGS, INC.

Date:	November 15, 2023	By:	/s/ Michelle VonderHaar
Michelle VonderHaar
Chief Legal Officer and Corporate Secretary